SUBSIDIARIES OF THE COMPANY

                           SUBSIDIARIES OF THE COMPANY

                                                           Percentage of Voting
   Name            Jurisdiction of Incorporation             Securities Owned
   ----            -----------------------------             ----------------
Northgold                      Russia                             100 (a)


     (a)  Included in the consolidated financial statements filed herein.